EXHIBIT 99.1
First Financial Bancorp Announces Appointment of
New Chief Financial Officer and Provides
Preliminary Fourth Quarter 2012 Financial Results

Cincinnati, Ohio - January 18, 2013 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today that Anthony M. Stollings, EVP and Chief Risk Officer has been named the Company's new Chief Financial Officer effective January 18, 2013. He will succeed J. Franklin Hall, EVP, Chief Financial Officer and Chief Operating Officer. It is expected that Mr. Hall will assist the Company in the transition until his departure which is expected to be April 30, 2013. Mr. Hall's departure is unrelated to the Company's financial condition, financial reporting practices or investments.

Claude E. Davis, President and Chief Executive Officer, said, “On behalf of the board and senior management team, I want to thank Frank for his many contributions over his more than 13-year tenure with the Company. He has been an influential leader with a key focus on company-wide financial and operational disciplines, and we wish him well in his future endeavors.”

Mr. Hall said, “For over 13 years, I have had the privilege of working with First Financial Bancorp. Over that time, the Company has nearly doubled in size and we have positioned it well for future growth and profitability. I would like to thank my incredible teams for their personal dedication and extraordinary contributions to the Company's success. I would also like to thank Claude and the Board of Directors for their many years of support and encouragement. I look forward to the opportunities that await me and I wish my colleagues and the Company much continued success.”

“Tony, our new CFO, inherits strong and talented finance, accounting, treasury, and investor relations teams that will appreciate his impressive breadth of experience,” Mr. Davis said. “The Board of Directors and I have the utmost confidence in Tony's leadership as the new Chief Financial Officer. Tony has been an integral part of our team since joining the company in 2006. His leadership skills, strategic insights and financial acumen will be important contributors to our future success,” added Mr. Davis.

Mr. Stollings, 58, joined First Financial in December 2006 as Senior Vice President, Chief Accounting Officer and Controller. He has served as EVP and Chief Risk Officer since September 1, 2011. He previously spent 13 years with Provident Financial Group, Inc., a commercial banking and financial services company headquartered in Cincinnati, Ohio, where he was the Senior Vice President, Chief Accounting Officer and Controller from 2002 to 2004 and Senior Vice President and Controller from 1998 to 2002. Mr. Stollings will continue to report to Mr. Davis as Chief Financial Officer as well as serve as Interim Chief Risk Officer as the Company seeks a successor.

In addition, First Financial today announced preliminary unaudited financial results for the three months ended December 31, 2012. The Company expects fourth quarter diluted earnings per share to be in the range of $0.26 to $0.28, highlighted by approximately 14% annualized uncovered loan growth during the quarter, net interest margin within the range disclosed in the Company's third quarter 2012 earnings release and stable credit performance.

The estimated results in this release are preliminary and subject to completion of First Financial's full year 2012 and fourth quarter financial statements in conjunction with the Company's upcoming earnings release. First Financial's audited financial statements will be included in its 2012 Form 10-K to be filed with the SEC in February 2013.

First Financial will report its fourth quarter and full year 2012 financial results on January 29, 2013 as previously announced.

Forward-Looking Statement
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ''Act''). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ''believes,'' ''anticipates,'' “likely,” “expected,” ''intends,'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management's ability to effectively execute its business plan;

▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	U.S. fiscal debt and budget matters;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;

▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings;

▪	our ability to keep up with technological changes;

▪	failure or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers;

▪	our ability to comply with the terms of loss sharing agreements with the FDIC;

▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries;

▪	the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our Company;

▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;

▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

▪	adverse changes in the securities, debt and/or derivatives markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan and lease losses; and

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of September 30, 2012, the Company had $6.2 billion in assets, $3.9 billion in loans, $4.9 billion in deposits and $716 million in shareholders' equity. The Company's subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management. The commercial and retail units provide traditional banking services to business and consumer clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of September 30, 2012. The Company's strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 124 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Vice President, Investor Relations and            Assistant Vice President, Media Relations Manager
Corporate Development    (513) 979-5852            (513) 979-5837
kenneth.lovik@bankatfirst.com                jennifer.keighley@bankatfirst.com